Exhibit 99.1

AMERICAN NATURAL ENERGY CORPORATION – SHARE SUBSCRIPTION AGREEMENT (CANADIAN RESIDENTS)
INSTRUCTIONS: To properly complete this Agreement, you must:

(1) Complete and execute the first two pages;
(2)

Complete and execute Schedule A Corporate Placee Registration Form ("Form 4C"), if (i) you are not an individual, (ii) you will on completion of this Private Placement hold more than 5% of the Issuer’s issued and outstanding Listed Shares or are subscribing for more than 25% of the Private Placement; and (iii) you do not have a current Form 4C on file with the TSX Venture Exchange;

(3)

If you are a resident of a province or territory of Canada, complete and execute Schedule B, Certificate of Accredited Investor OR Schedule C, Certificate of Family, Friends and Business Associates AND, if you are a resident of Saskatchewan, complete Schedule C1; and

(4)

The signed Subscription Agreement and all required Schedules should be sent to the Issuer at Suite 300, 610 South Yale Avenue, Tulsa, Oklahoma, 74136, Attention: Steven Ensz and a certified check, cashiers check or wire transfer for the subscription funds in U.S. dollars made payable to "American Natural Energy Corporation" should be sent to Frisco Title Corp., 4554 South Harvard, Suite 100, Tulsa, Oklahoma 74135, Attn: Jean Little. See section 3 of Appendix I of this Agreement for more details.

TO:

American Natural Energy Corporation (the "Issuer")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably offers to subscribe for and agrees to purchase from the Issuer the number of common shares (the "Shares") of the Issuer set forth below for the total consideration set forth below (the "Purchase Price"), representing a subscription price of US$0.03 per Share, upon and subject to the terms and conditions, and the covenants, representations and warranties set forth in "Terms and Conditions of Subscription for Shares of American Natural Energy Corporation" dated for reference May 15, 2009 attached as Appendix I hereto and expressly incorporated herein (the "Subscription Terms").

1.

The Subscriber represents that the number of securities of the Issuer presently owned (beneficially, directly or indirectly) by the Subscriber, or over which the Subscriber exercises control or direction, are Nil ☐ (check if applicable) or are as follows:

Securities

2,469,500

2.	The Subscriber represents that the Subscriber is ☐ / is not ☒ (check one) an Insider (as defined on next page) of the Issuer.

3.	The Subscriber represents that the Subscriber is ☒ / is not ☐ (check one) a member of the Pro Group (as defined on next page) of the Issuer.

4.

The Subscriber, if required to file a Form 4C as described above, either has completed attached Schedule A, Corporate Placee Registration Form or, represents and warrants that it has previously filed a Form 4C with the TSX Venture Exchange (the "Exchange") and there have been no changes to any of the information in the said Form 4C up to the date of this Agreement.

Amount of Subscription	Beneficial Owner of Subscriber If the Subscriber is not an
individual, the Subscriber represents and warrants that it has ☐ /
Number of Shares: 7,000,000	does not have ☐ (check one) a Beneficial Owner (as defined on the next page) and, if it has a Beneficial Owner, the name and
Aggregate Purchase Price: US$210,000.00	address of the Beneficial Owner is as follows:

Subscriber’s Information and Signature
_______________________________________________
_____________________________________________	Name of Beneficial Owner
Name of Subscriber – please print	_______________________________________________
Residential Address of Beneficial Owner
R. Butchard
Signature (of individual or authorized signatory)

_____________________________________________	Principal Information
Official Capacity or Title (of authorized signatory,	If the Subscriber is signing as an agent for a principal and is not
if applicable)	deemed to be purchasing as principal as set out under section 8(a)
of the Subscription Terms, the Subscriber hereby represents and
_____________________________________________	warrants that the name and residential address of such principal is
Please print name of individual whose signature appears above if	as follows:
different than the name of the Subscriber printed above.

_____________________________________________
13811 – 32 Ave.	Name of Principal
Subscriber’s Residential Address	_____________________________________________
Surrey, B.C. V4P2B6	Principal’s Residential Address
_____________________________________________
_____________________________________________
Subscriber’s Telephone Number

2

Certificate Registration Instructions (if different from the	Certificate Delivery Instructions (if different from the
Subscriber’s name and address given under Subscriber’s	Subscriber’s name and address given under Subscriber’s
Information):	Information):

Leede Financial Markets Inc.
Name	Leede Financial
Name
ITF Randy Butchard
Account reference, if applicable
Account reference, if applicable
1800 – 1140 W. Pender Street
Address	1800 – 1140 West Pender Street
Address
Vancouver, BCV6E 4G1
Vancouver, BC V6E 4G1

604-658-3050Candice Nelson
Telephone Number and Contact Name

ACCEPTANCE: The Issuer hereby accepts the above subscription.

AMERICAN NATURAL ENERGY CORPORATION	July 23 , 2009.
Execution Date

Per: Steven Ensz
Authorized Signatory

1.

"Beneficial Owner" means the ultimate control person who holds collectively, whether directly or indirectly, securities of the Subscriber entitling such person to greater than 50% of the number of votes entitled to vote on a election of directors of the Subscriber (such level of securityholding referred to below as "Voting Control"). For this purpose securities held by every "affiliate" of a person are considered to be held indirectly by the person. Persons are "affiliates" of each other as a result of one having Voting Control over the other, whether such Voting Control is through the direct ownership of securities or indirectly through one or more other persons which are linked down through a chain of persons, each of which has Voting Control over the one below it. The person at the top of such chain of persons is the ultimate control person referred to above. For the purposes of this definition "person" includes individuals, corporations, partnerships, limited partnerships, syndicates or other unincorporated forms of organization.

2.	"Insider" of the Issuer as defined in the Securities Act (British Columbia) means:
	(a)	a director or senior officer of the issuer;
	(b)	a director or senior officer of a person that is itself an insider or subsidiary of the issuer;
	(c)	a person that has
(i) direct or indirect beneficial ownership of;
(ii) control or direction over; or
(iii)

a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

	(d)	the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

3.	"Pro Group" as defined in the Corporate Finance Manual of the Exchange means:

	1.	Subject to subparagraphs (2), (3) and (4), "Pro Group" shall include, either individually or as a group:
		(a)	the member (i.e., a member of the Exchange under the Exchange requirements);
		(b)	employees of the member;
		(c)	partners, officers and directors of the member;
		(d)	affiliates of the member; and
		(e)	associates of any parties referred to in subparagraphs (a) through (e).
2.

The Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm’s length to the member;

3.

The Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm’s length of the member;

	4.	The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:
		(a)	the person is an affiliate or associate of the member acting at arm’s length of the member;
		(b)	the associate or affiliate has a separate corporate and reporting structure;
		(c)	there are sufficient controls on information flowing between the member and the associate or affiliate; and
		(d)	the member maintains a list of such excluded persons.

APPENDIX I TO SUBSCRIPTION AGREEMENT
TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SHARES OF AMERICAN NATURAL ENERGY CORPORATION

DATED:

May 15, 2009

The person indicated as the subscriber on the face page of this Agreement (the "Subscriber") hereby unconditionally and irrevocably subscribes for and agrees to purchase the securities of the Issuer more particularly described in paragraph 1 below at the subscription price set out on the face page of this Agreement, upon and subject to the following terms and conditions:

1.

The Securities. The "Securities" shall consist of the number of common shares in the capital of the Issuer specified on the face page of this Agreement (the "Shares" or the "Securities"), at a price of US$0.03 per Share. The Securities will be issued and registered in the name of the Subscriber at the address indicated on the front pages of this Agreement.

2.

The Private Placement. The Subscriber acknowledges that the Subscriber's Securities will be issued in connection with a non-brokered private placement offering (the "Private Placement"). The Subscriber acknowledges that finder's and/or agent's fees may be payable by the Issuer in connection with the Private Placement in cash and/or in securities of the Issuer.

3.

Conditions and Closing. This Agreement shall be subject to acceptance by the Issuer and approval by the Exchange and any other stock exchange or regulatory authority having jurisdiction with respect to the Issuer (collectively, the "Regulatory Authorities"). The Securities will be allotted and issued to the Subscriber following the date on which the Issuer has received all required approvals from the Regulatory Authorities (the "Closing Date"). Subscription funds received prior to the Closing Date will be held by the Issuer pending the Closing and no interest shall be payable to the Subscriber on these funds.

With this executed Agreement, prior to the Closing Date, the Subscriber must deliver payment in full for the Purchase Price by certified check, cashiers check or wire transfer (see below) made payable to "American Natural Energy Corporation" to Frisco Title Corp., 4554 South Harvard, Suite 100, Tulsa, Oklahoma 74135, Attn: Jean Little. Wire transfers should be made to the following account:

F&M BANK & TRUST COMPANY P.O. BOX 4500 TULSA, OK 74159 ABA#: 103912668 ACCOUNT #: 361895
ACCOUNT NAME: FRISCO TITLE CORPORATION ESCROW REF: AMERICAN NATURAL ENERGY CORPORATION

Frisco Title Corp. has agreed to hold any funds received by it in connection with the Private Placement in escrow until the Issuer has confirmed to is that it has received sufficient funds from all sources to fund and close the transaction with Dune Energy, Inc. announced by the Issuer on May 12, 2009.

4.

Termination by Subscriber. If the Closing Date does not occur by 4:00 p.m. (Vancouver time) on August 15, 2009, the Subscriber may give fifteen (15) days' written notice to the Issuer of its intention to terminate this Agreement. If the Closing Date does not occur within fifteen (15) days of the date of receipt by the Issuer of such notice, then this Agreement shall terminate and all subscription funds advanced to the Issuer hereunder shall be repaid forthwith to the Subscriber.

5.	Representations and Warranties of the Issuer. By accepting this offer, the Issuer represents and warrants to the Subscriber that, as of the Closing Date:

	(a)	the Issuer has been duly incorporated and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation, continuation or amalgamation;

	(b)	the Issuer is a reporting issuer or the equivalent under the securities laws of each of the provinces of Canada other than Nova Scotia;

	(c)	the common shares of the Issuer are listed and posted for trading on the Exchange; and

	(d)	no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of the Securities has been issued and remains outstanding against the Issuer.

6.

No Undisclosed Material Knowledge. The Subscriber warrants and represents that the Subscriber is not acquiring the Securities as a result of being aware of any material information about the affairs of the Issuer that has not been publicly disclosed.

7.	Risks of Private Placement and Offshore Purchaser. The Subscriber acknowledges that:

	(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

	(b)	there is no government or other insurance covering the Securities;

	(c)	there are risks associated with the purchase of the Securities;

(d)

there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

(e)

the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell Securities through a person registered to sell securities under the securities legislation of British Columbia and the Subscriber's jurisdiction of residence and, as a consequence of acquiring the Securities pursuant to these exemptions, certain protections, rights and remedies provided by such securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber.

8.

Purchasing as Principal. The Subscriber represents and warrants that the Securities are being purchased for investment purposes only and not with a view to resale or distribution or in a series of transactions involving purchases and sales of the Securities and:

(a)

the Securities are being purchased by the Subscriber as principal for its own account and not for the benefit of any other person or the Subscriber is deemed to be purchasing as principal under section 2.3 of National Instrument 45-106 ("NI 45-106") of the Canadian Securities Administrators; or

(b)

the Securities are being purchased by the Subscriber as agent for the principal disclosed on the face page of this Agreement and the Subscriber is not deemed to be purchasing as principal under section 2.3 of NI 45-106, and the Securities are being acquired by such principal as principal, the Subscriber is the principal's agent with proper authority to execute all documents in connection with this purchase on behalf of such principal and the representations and warranties of the Subscriber herein (including any Schedules hereto), excluding this paragraph 8(b), are also hereby given with respect to such principal, except that representations with respect to the Subscriber's residential address are deemed to be references to the disclosed address of the disclosed principal on the face page of this Agreement.

9.	Capacity, Authority and Compliance. The Subscriber warrants and represents that:

(a)

if the Subscriber is not a natural person, it was not created and is not being used solely to purchase or hold securities as an "accredited investor" as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106;

(b)

if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to enter into and to observe and perform its covenants and obligations under this Agreement and has taken all necessary corporate action in respect thereof;

(c)

if the Subscriber is a partnership, syndicate or other unincorporated form of organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Agreement and perform its covenants and obligations hereunder and has obtained all necessary approvals thereof; or

	(d)	if the Subscriber is a natural person, he or she has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto,

and the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any terms or provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

10.

Binding and Enforceable. Whether the Subscriber is a natural person or a corporation, partnership or other entity, the Subscriber represents and warrants that this Agreement has been validly executed by the Subscriber and upon acceptance by the Issuer of this Agreement this Agreement will constitute a legal, valid and binding contract of the Subscriber, enforceable against the Subscriber in accordance with its terms.

11.

No Offering Memorandum or Advertising. The Subscriber acknowledges that the Subscriber has not been furnished with, nor does it need to receive, an offering memorandum or other document prepared by the Issuer describing its business or affairs, in order to assist it in making an investment decision in respect of the Securities, and, except for this Agreement, no other documents have been delivered or otherwise furnished to the Subscriber in connection with such offering and sale. The Subscriber represents and warrants that the Subscriber did not become aware of the offering and sale of the Securities as a result of, nor has it seen, any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising. The Subscriber further acknowledges that no person has represented that such person or another person will resell or repurchase any of the Subscriber's Securities or refund all or any of the purchase price of such securities, and that no person has given an undertaking relating to the future value or price of any such securities.

12.

No U.S. Registration. The Subscriber is aware and accepts that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States and, subject to certain exceptions, may not be offered or sold in the United States or to, or for the benefit or account of, any person in the United States or any U.S. Person. "U.S. Person" has the meaning set forth in Rule 902 of Regulation S promulgated under the U.S. Securities Act. The Subscriber acknowledges that, subject to certain exceptions provided under the U.S. Securities Act, the Securities may not be transferred, sold or exercised in the United States or by or on behalf of a U.S. Person unless such Securities are registered under the U.S. Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available, and the Subscriber understands that certificates representing the Securities issued to it may so indicate.

13.

Residence. The Subscriber represents and warrants that the Subscriber is a resident of, or is otherwise subject to the laws of, the jurisdiction disclosed under "Subscriber's Residential Address" on the face page of this Agreement, and that such address is the residence of the Subscriber or the place of business of the Subscriber at which the Subscriber received and accepted the offer to acquire the Securities and was not created or used solely for the purpose of acquiring the Securities.

14.

Canadian Exemptions. If the Subscriber is a resident of or otherwise subject to the securities laws of one of the provinces or territories of Canada, the Subscriber represents and warrants that it is purchasing the Securities under one of the following exemptions:

(a)

the Subscriber is an accredited investor as defined in NI 45-106 and the Subscriber has properly completed and duly executed the Certificate of Accredited Investor attached hereto as Schedule B indicating the means by which the Subscriber is an accredited investor; or

(b)

the Subscriber meets the requirements set forth in, and has completed and executed, the Certificate of Family, Friends and Business Associates attached hereto as Schedule C and, if the Subscriber is resident in or otherwise subject to the laws of Saskatchewan, the Subscriber has also signed the Risk Acknowledgement attached as Schedule C1. This exemption is not available for Ontario residents;

and in respect of each of the above subparagraphs, the Subscriber hereby confirms the truth and accuracy of all statements made therein by the Subscriber and that such statements will be true and accurate on the Closing Date.

15.	Subscribers Resident in Other Jurisdictions. If the Subscriber is not a resident of one of the foregoing jurisdictions, the Subscriber represents and warrants to the Issuer that:

	(a)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of its jurisdiction of residence that would apply to this subscription, if there are any;

(b)

the Subscriber is purchasing the Securities pursuant to exemptions from any substantive or procedural requirements under the applicable securities laws of the Subscriber's jurisdiction of residence or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the Subscriber's jurisdiction of residence without the need to comply with any substantive or procedural requirements of any kind whatsoever in the Subscriber's jurisdiction of residence; and

(c)

the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the Subscriber's jurisdiction of residence which will confirm the matters referred to in subparagraph (b) above to the satisfaction of the Issuer, acting reasonably.

16.	Resale Restrictions and Legends.

	(a)	The Subscriber understands and acknowledges that:

		(i)	the Securities will be subject to certain resale and transfer restrictions under applicable securities laws; and

		(ii)	the Securities will be subject to certain resale and transfer restrictions under the rules and policies of the Exchange if:

			A.	the Subscriber is a director, officer or Promoter (as defined in the Exchange policies); or

B.

the Subscriber holds securities of the Issuer carrying more than 10% of the voting rights attached to the Issuer's securities both immediately before and after the Private Placement and has elected or appointed or has the right to elect or appoint one of more directors or senior officers of the Issuer; or

			C.	the Securities have been issued at a discount of more than 10% to the Market Price; and

(b)

The Subscriber acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale and transfer restrictions, that it is solely responsible for complying with such restrictions and it agrees to comply with the restrictions referred to in subparagraph (a) above and all other applicable resale and transfer restrictions. In this regard, under certain Canadian securities instruments and policies the Subscriber acknowledges that the Issuer may be required to put one or both of the following legends on any certificates representing the Securities:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months plus one day after the closing date.]."

"WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE (THE "EXCHANGE") AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [four months and one day after the closing date.]".

17.	Additional Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents warrants and covenants as follows:

(a)	The Subscriber has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment;

(b)

The Subscriber is aware that the purchase of the Shares involves a high degree of risk and that he or it may lose his or its entire investment. The Subscriber can bear the economic risks of the loss of his or its investment;

(c)

The Subscriber is an "accredited investor" as that term is defined under Rule 501(a), as promulgated under Regulation D of the U.S. Securities Act (see definition of Accredited Investor attached hereto as Schedule D);

(d)	The Subscriber is acquiring the Shares for his or its own account for investment and not as nominee or with a view toward resale or distribution;

(e)

The Subscriber is aware that the Shares are "restricted" securities as defined under Rule 144 under the U.S. Securities Act, that, unless registered for resale under the U.S. Securities Act, re-sales of the Shares may only be made in accordance with Rule 144 or the availability of some other exemption from the registration requirements of the U.S. Securities Act and that the shares will not be freely transferable. The Subscriber understands and agrees that the following legend shall appear on the certificates representing the Shares:

"THE SALE OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS."

	(f)	The Subscriber acknowledges and agrees that the Issuer has not made any agreement to register for re-sale the Shares, or any of them, under the U.S. Securities Act; and

(g)

The Subscriber realizes that since the Shares cannot be readily transferred, he or it may not readily liquidate his or its investment, and must not purchase the Shares unless he or it has sufficient liquid assets to assure himself or itself that such purchase will cause him or it no undue financial difficulties.

18.

Notations Regarding Resale Restrictions. The Subscriber acknowledges and agrees that the Issuer shall make a notation on its records or give instructions to the transfer agent of the Subscriber's Securities in order to implement the restrictions on transfer set out in applicable legislation.

19.

Disclosure. This Agreement sets forth the terms under which Subscriber will invest in the Issuer, the business activities and financial condition of which are described, among other places, in the Issuer's Annual Report for the fiscal year ended December 31, 2008 on Form 10-K and Quarterly Report for the quarter ended March 31, 2009 on Form 10-Q, and amendments thereto (such Reports are herein referred to as the "Periodic Reports"). The Subscriber acknowledges receipt of the Periodic Reports. The Subscriber further acknowledges that he has carefully read the Periodic Reports to his satisfaction and as requested, and that all questions concerning the terms and conditions of the offering and any additional information or any aspect of an investment in the Issuer have been answered to his satisfaction and all requests for information necessary to verify the accuracy of the information contained in the Periodic Reports have been fulfilled. the Subscriber understands and acknowledges that a purchase of securities of the Issuer involves a high degree of risk and the possible loss of the Subscriber's entire investment.

20.

Use of Proceeds. The proceeds of the Subscribers purchase of securities of the Company may be used to repay outstanding accounts payable and for general corporate purposes. The Subscriber confirms he is aware of the Issuer's need for additional working capital.

21.

Indemnity. The Subscriber agrees to indemnify and hold harmless the Issuer and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any false representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Issuer in connection herewith.

22.

Acceptance by Issuer. The Issuer's acceptance of the subscription herein shall be indicated by executing and delivering to the Subscriber a copy of this Agreement, and shall be effective as of the date therein specified. Upon acceptance, the Issuer will use reasonable commercial efforts to obtain the approval of the Regulatory Authorities and to do or cause to be done all such other things as may be required in order to proceed with the issuance of the Securities, as soon as reasonably possible.

23.	Governing Law and Attornment. This Agreement and all related agreements between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

24.

Further Assurances. The Subscriber and the Issuer agree that they each will execute or cause to be executed and delivered all such further and other documents and assurances, and do and cause to be done all such further acts and things as may be necessary or desirable to carry out this Agreement according to its true intent, and to secure the approval of the Regulatory Authorities hereto. Notwithstanding the section entitled "The Agreement" below, any further or other documents or assurances delivered by the Subscriber to the Issuer in connection herewith is deemed to form a part of this Agreement.

25.

Consent to the Disclosure of Information. This Agreement and the attachments hereto require the Subscriber to provide certain personal information to the Issuer. Such information is being collected by the Issuer for the purposes of completing the Private Placement of the Securities, which includes, without limitation, determining the Subscriber's eligibility to purchase the Subscriber's Securities under applicable securities legislation, preparing and registering any certificates representing the Subscriber's Securities to be issued to the Subscriber, completing filings required by any stock exchange or securities regulatory authority, indirect collection of information by the applicable stock exchange or securities regulatory authority under authority granted in applicable securities legislation and the administration and enforcement of the securities legislation of an applicable jurisdiction by the applicable securities regulatory authority. The Subscriber acknowledges that the Subscriber's personal information including details of its subscription hereunder will be disclosed by the Issuer to: (a) stock exchanges or securities regulatory authorities; (b) the Issuer's registrar and transfer agent; and (c) any of the other parties involved in the Private Placement, including legal counsel to the Issuer; and may be disclosed by the Issuer to (d) applicable tax authorities; and (e) any other person to whom it is required to disclose such information under applicable legislation or authority. By executing this Agreement, the Subscriber consents to and authorizes the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to and authorizes the filing of copies or originals of any of this Agreement (including attachments) below as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. In addition, the Subscriber consents to and authorizes the collection, use and disclosure of all such personal information by the Exchange and other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time. The contact information for the officer of the Issuer who can answer questions about this collection of information is as follows:

Steven Ensz, Chief Financial Officer
American Natural Energy Corporation
Suite 300, 6100 South Yale Avenue
Tulsa, Oklahoma, 74136
Tel: 918-481-1440
Facsimile: 918-481-1473

For Subscribers with questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario, M5H 3S8, Tel: (416) 593-8086.

26.

Proceeds of Crime. The Subscriber represents and warrants that the aggregate Purchase Price which will be advanced by the Subscriber to the Issuer hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act") and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber's name and other information relating to this Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA or the PATRIOT Act. To the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith.

27.

The Agreement. The Agreement, constituted by the acceptance of the subscription herein, consists of this Appendix I, the front pages hereof and all other schedules hereto, and all of the statements of the Subscriber therein are incorporated into this Agreement for the benefit of the Issuer. This Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof and supersedes any and all prior agreements, representations, warranties or covenants, express or implied, written or verbal, except as may be expressed herein.

28.	Currency. All references to currency herein are to lawful money of the United States.

29.

Survival of Terms. All representations, warranties, agreements and covenants made or deemed to be made by the Issuer and the Subscriber herein will survive the execution and delivery, and acceptance, of this offer and the closing of the issue of the Securities contemplated hereby.

30.

Instrument in Writing. Subject to the terms hereof, neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

31.	Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors but otherwise cannot be assigned.

32.

Assignment. Except as otherwise expressly permitted, Investor may not assign any of Investor’s rights or participation in and under this Subscription Agreement without the prior written consent of the Company and any attempted assignment without such consent shall be void without effect.

33.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document. If less than a complete copy of this Agreement is delivered to the Issuer by the Subscriber (other than the execution pages of this Agreement required to be executed by the Subscriber), the Issuer and its advisers are entitled to assume, and the Subscriber shall be deemed to have represented and warranted to the Issuer, that the Subscriber accepts and agrees to all of the terms and conditions of the pages of this Agreement that are not delivered, without any alteration.

34.

Language. The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente convention de souscription ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rédigés en anglais.

TSX VENTURE EXCHANGE

SCHEDULE A

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided if such subscribers:

(a)	will hold more than 5% of the Issuer’s issued and outstanding Listed Shares on a upon completion of the Private Placement; or

(b)	are subscribing for more than 25% of the Private Placement.

This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name: _____________________________________________________________________________________________

	(b)	Complete Address: ___________________________________________________________________________________

Jurisdiction of Incorporation or Creation: _________________________________________________________________________

2.	(a) Is the Placee purchasing securities as a portfolio manager: (Yes/No)? _________________________________________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? __________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than CDN$20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

*	If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated at___________________________________________on ___________________________________________________

_____________________________________________________
(Authorized Signature)

_____________________________________________________
(Official Capacity - please print)

_____________________________________________________
(Please print name of individual whose signature
appears above)

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at___________________________________________on ___________________________________________________

_____________________________________________________
(Name of Purchaser - please print)

_____________________________________________________
(Authorized Signature)

_____________________________________________________
 (Official Capacity - please print)

_____________________________________________________
(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE B CERTIFICATE OF ACCREDITED INVESTOR
TO:	AMERICAN NATURAL ENERGY CORPORATION (the "Issuer")
RE:	SUBSCRIPTION FOR SECURITIES OF THE ISSUER

The undersigned Subscriber/duly authorized representative of the Subscriber (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

1.	he/she has read the Subscription Agreement to which this Schedule B is attached and understands that the offering of the Securities is being made on a prospectus exempt basis; and

2.

the Subscriber and, if applicable, the disclosed principal on whose behalf the Subscriber is purchasing the Securities, is an "accredited investor" as defined in National Instrument 45-106, by virtue of being:

[please check one]

a.		a Canadian financial institution, or a Schedule III bank,

b.		the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

c.

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

d.

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

e.		an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

f.		the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

g.

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec,,

h.		any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

i.		a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

j.	X

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets(1) having an aggregate realizable value that before taxes, but net of any related liabilities(2), exceeds Cdn$1,000,000,

k.	X

an individual whose net income before taxes exceeded Cdn$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded Cdn$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

l.		an individual who, either alone or with a spouse, has net assets of at least Cdn$5,000,000,

m.		a person (including a corporate entity), other than an individual or investment fund, that has net assets of at least Cdn$5,000,000 as shown on its most recently prepared financial statements,

n.		an investment fund that distributes or has distributed its securities only to:

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of National Instrument 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106,

o.

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

p.

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

q.

a person (including a corporate entity) acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction and in Ontario, is purchasing a security that is not a security of an investment fund,

r.

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

s.	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function, or

t.

a person (including a corporate entity) in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

u.	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

v.	a person (including a corporate entity) that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as:

(i)	an accredited investor, or

(ii)	an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 came into force.

(1)

For the purposes of National Instrument 45-106 and this Certificate the term "financial assets" means (a) cash; (b) securities or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

(2)

For the purposes of National Instrument 45-106 and this Certificate the term "related liabilities" means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

The statements made in this Schedule are true and will be true on the Closing Date.

DATED ___July 20____________, 2009.

R. Butchard
Signature of Subscriber

R. Butchard
Name of Subscriber

13811 – 32 Avenu e

Surrey, B.C. V4P 2B6
Address of the Subscriber

SCHEDULE C

CERTIFICATE OF FAMILY, FRIENDS AND BUSINESS ASSOCIATES

TO:

AMERICAN NATURAL ENERGY CORPORATION (the "Issuer")

RE:

SUBSCRIPTION FOR SECURITIES OF THE ISSUER

The undersigned Subscriber/duly authorized representative of the Subscriber (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

1.

he/she has read the Subscription Agreement to which this Schedule C is attached and understands that the offering of the Securities is being made on a prospectus exempt basis;

2.

the Subscriber is, or has a direct relationship with, _________________________[please insert name], who is a director, executive officer or control person of the Issuer or of an affiliate of the Issuer; and

3.

represents that he/she is one of the following (please tick applicable box):

(☑)
(a)	a director, executive officer or control person of the Issuer;
(b)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer;
(c)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer;
(d)	a close personal friend of a director, executive officer or control person of the Issuer; (1)
(e)	a close business associate of a director, executive officer or control person of the Issuer;(2)
(f)	a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer; (2) (3)
(g)	a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer; (3)
(h)	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (g); or
(i)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons or companies described in paragraphs (a) to (g).

(1)

For the purposes of NI 45-106 and this Certificate, the term "close personal friend" is an individual who knows the director, executive officer or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. The term "close personal friend" can include a family member who is not already specifically identified in the exemption if the family member satisfies the criteria described above. An individual is not a "close personal friend" solely because the individual is a relative, member of the same organization, association or religious group or client, customer, former client or former customer.

(2)

For the purposes of NI 45-106 and this Certificate, the term "close business associate" is an individual who has had sufficient prior business dealings with the director, executive officer or control person of the Issuer to be in a position to assess their capabilities and trustworthiness. An individual is not a "close business associate" solely because the individual is a client, customer, former client or former customer of the Issuer .

(3)

For the purposes of NI 45-106 and this Certificate, the term "founder" is an individual who, acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Issuer, and, at the time of the trade, is actively involved in the business of the Issuer.

The statements made in this Schedule are true and will be true on the Closing Date.

DATED
___________________________, 2009.

_________________________________
Signature of Subscriber

_________________________________
Name of Subscriber

_________________________________

_________________________________
Address of the Subscriber

If you are a resident of Saskatchewan or otherwise subject to the laws of Saskatchewan and have completed Schedule C, you must also complete Schedule C1.

SCHEDULE C1

W A R N I N G

Risk Acknowledgement
Saskatchewan Close Personal Friends and Close Business Associates

  I acknowledge that this is a risky investment:

  I am investing entirely at my own risk.

  No securities regulatory authority has evaluated or endorsed the merits of these securities.

  The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me. \

  I will not be able to sell these securities for 4 months.

  I could lose all the money I invest.

I am investing US$___________________in total; this includes any amount I am obliged to pay in future.

I am a close person friend or close business associate of ______________________(state name), who is a _____________________________________(state title ie. founder, director, senior officer or control person) of American Natural Energy Corporation

I acknowledge that I am purchasing based on my close relationship with ______________________(state name of founder, director, senior officer or control person) whom I know well enough and for a sufficient period of time to be able to assess her/his capabilities and trustworthiness.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

___________________________________
Date

___________________________________
Signature of Purchaser

___________________________________
Print Name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

SCHEDULE D

DEFINITION OF ACCREDITED INVESTOR

"Accredited Investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)

Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act of 1933 (the "Act") whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(2)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6)

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8)	Any entity in which all of the equity owners are accredited investors.